Exhibit 99.1

FOR IMMEDIATE RELEASE

Office Properties Income Trust Announces Third Quarter 2021 Results
Third Quarter Net Income of $3.7 Million, or $0.08 Per Share
Third Quarter Normalized FFO of $59.6 Million, or $1.24 Per Share
Third Quarter CAD of $30.9 Million, or $0.64 Per Share
Third Quarter Same Property Cash Basis NOI Increased 1.0%
Leased 659,000 Square Feet for a Weighted Average Term of 10.9 Years

Newton, MA (October 28, 2021): Office Properties Income Trust (Nasdaq: OPI) today announced its financial results for the quarter ended September 30, 2021.

Christopher Bilotto, President and Chief Operating Officer of OPI, made the following statement:

“OPI’s third quarter results were highlighted by sequential growth in Normalized FFO and same property cash basis NOI that exceeded our expectations. Leasing volume accelerated with 659,000 square feet of new and renewal leasing with a weighted average lease term of 10.9 years. We finished the quarter with consolidated occupancy of 89.0% and same property occupancy of 91.2%. Our leasing pipeline remains robust and we are in active discussions with existing and new tenants on more than 3.6 million square feet.

During the quarter, we raised $750 million of senior notes and utilized the net proceeds to repay both higher interest rate notes and all amounts outstanding under our revolving credit facility. These actions result in a strengthened balance sheet, a longer weighted average term to maturity on our outstanding debt and total liquidity of more than $800 million at quarter end."

A Maryland Real Estate Investment Trust with transferable shares of beneficial interest listed on the Nasdaq.
No shareholder, Trustee or officer is personally liable for any act or obligation of the Trust.

Quarterly Results:

	Three Months Ended September 30,
	2021	2020

Financial	(dollars in thousands, except per share data)
Net income (loss)	$3,712	($3,797)
Net income (loss) per share	$0.08	($0.08)
Normalized FFO per share	$1.24	$1.30
CAD per share	$0.64	$0.93
Same Property Cash Basis NOI	$82,462	$81,611

•Net income for the quarter ended September 30, 2021 was $3.7 million, or $0.08 per diluted share, compared to net loss of $3.8 million, or $0.08 per diluted share, for the quarter ended September 30, 2020. Net income for the quarter ended September 30, 2021 includes a $2.3 million, or $0.05 per diluted share, loss on early extinguishment of debt and the reversal of $6.6 million, or $0.14 per diluted share, of previously accrued estimated business management incentive fee expense. Net loss for the quarter ended September 30, 2020 includes a $3.0 million, or $0.06 per diluted share, loss on impairment of real estate.

The estimated business management incentive fee for the nine months ended September 30, 2021 is $4.5 million, which equates to a $6.0 million fee on an annual basis and is the result of OPI's common share total return exceeding the applicable benchmark index returns, as defined in OPI's business management agreement, by 3.8% over the applicable measurement period. The $6.6 million reversal for the quarter ended September 30, 2021 represents the amount by which the estimated business management incentive fees as of June 30, 2021 exceeded the amount estimated as of September 30, 2021. The actual amount of annual incentive fees for 2021, if any, will be based on OPI's common share total return for the three-year period ending December 31, 2021, and will be payable in January 2022.

•Normalized funds from operations, or Normalized FFO, and cash available for distribution, or CAD, for the quarter ended September 30, 2021 were $59.6 million, or $1.24 per diluted share, and $30.9 million, or $0.64 per diluted share, respectively, compared to Normalized FFO and CAD for the quarter ended September 30, 2020 of $62.6 million, or $1.30 per diluted share, and $44.6 million, or $0.93 per diluted share, respectively.

•Same Property cash basis net operating income, or Cash Basis NOI, increased 1.0% for the quarter ended September 30, 2021 compared to the quarter ended September 30, 2020. The increase in Same Property Cash Basis NOI is primarily due to a decrease in operating expenses of $1.1 million driven by a decrease in real estate taxes and lower repairs and maintenance costs at certain of OPI's properties in 2021, partially offset by a decrease in cash revenues of $0.2 million resulting from reductions in occupied space at certain of OPI's properties in 2021.

•Leasing activity for the quarter ended September 30, 2021 was as follows:

Three Months Ended September 30, 2021
Leasing activity for new and renewal leases (rentable square feet)	659,000
Weighted average rental rate change (by rentable square feet)	(0.1%)
Weighted average lease term (by rentable square feet)	10.9 years
Leasing concessions and capital commitments (per square foot per lease year)	$6.40

	As of
Percent Leased	September 30, 2021	June 30, 2021	September 30, 2020
All properties	89.0%	89.5%	91.2%
Same properties	91.2%	91.6%	93.4%

Reconciliations of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to funds from operations, or FFO, Normalized FFO, CAD, net operating income, or NOI, and Cash Basis NOI, and a reconciliation of NOI to Same Property NOI and to Same Property Cash Basis NOI, for the quarters ended September 30, 2021 and 2020 appear later in this press release.

Acquisition Activities:

•In August 2021, OPI acquired a property located in Boston, MA containing approximately 49,000 rentable square feet for a purchase price of $27.0 million, excluding acquisition related costs. This property is 59.5% leased with a weighted average lease term of 1.9 years.

Disposition Activities:

•As previously reported, in July 2021, OPI sold a property located in Fresno, CA containing approximately 532,000 rentable square feet for a sales price of $6.0 million, excluding closing costs.

•Also as previously reported, in July 2021, OPI sold a property located in Liverpool, NY containing approximately 38,000 rentable square feet for a sales price of $0.7 million, excluding closing costs.

•In August 2021, OPI sold a property located in Memphis, TN containing approximately 205,000 rentable square feet for a sales price of $15.3 million, excluding closing costs.

•In September 2021, OPI sold a property located in Stoneham, MA containing approximately 98,000 rentable square feet for a sales price of $6.7 million, excluding closing costs.

•In October 2021, OPI entered into an agreement to sell five properties located in Brookhaven, GA containing approximately 378,000 rentable square feet for a sales price of $56.0 million, excluding closing costs. This sale is expected to occur before the end of the fourth quarter.

•Also in October 2021, OPI sold two vacant land parcels adjacent to properties it owns located in Sterling, VA for a sales price of $28.5 million, excluding closing costs.

Liquidity and Financing Activities:

•As of September 30, 2021, OPI had $54.9 million of cash and cash equivalents and $750.0 million available to borrow under its unsecured revolving credit facility.

•In August 2021, OPI issued $350.0 million of 2.400% senior unsecured notes due 2027 in an underwritten public offering, raising net proceeds of $346.6 million, after deducting underwriters' discounts and offering expenses.

•In September 2021, OPI redeemed, at a premium plus accrued interest, all $300.0 million of its 4.15% senior unsecured notes due 2022 using a portion of the net proceeds from the issuance of its 2.400% senior unsecured notes due 2027.

•Also in September 2021, OPI issued $400.0 million of 3.450% senior unsecured notes due 2031 in an underwritten public offering, raising net proceeds of $395.7 million, after deducting underwriters' discounts and offering expenses. OPI used a portion of the net proceeds of this offering to repay amounts outstanding under its revolving credit facility.

Conference Call:

On Friday, October 29, 2021 at 10:00 a.m. Eastern Time, President and Chief Operating Officer, Christopher Bilotto, and Chief Financial Officer and Treasurer, Matthew Brown, will host a conference call to discuss OPI’s third quarter 2021 financial results.

The conference call telephone number is (877) 328-1172. Participants calling from outside the United States and Canada should dial (412) 317-5418. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. on Friday, November 5, 2021. To access the replay, dial (412) 317-0088. The replay pass code is 10160351.

A live audio webcast of the conference call will also be available in a listen only mode on OPI’s website, at www.opireit.com. Participants wanting to access the webcast should visit OPI’s website about five minutes before the call. The archived webcast will be available for replay on OPI’s website following the call for about one week. The transcription, recording and retransmission in any way of OPI’s third quarter conference call are strictly prohibited without the prior written consent of OPI.

Supplemental Data:

A copy of OPI’s Third Quarter 2021 Supplemental Operating and Financial Data is available for download at OPI’s website, www.opireit.com. OPI’s website is not incorporated as part of this press release.

Non-GAAP Financial Measures:

OPI presents certain “non-GAAP financial measures” within the meaning of the applicable rules of the Securities and Exchange Commission, or SEC, including FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI. These measures do not represent cash generated by operating activities in accordance with GAAP and should not be considered alternatives to net income (loss) as indicators of OPI’s operating performance or as measures of OPI’s liquidity. These measures should be considered in conjunction with net income (loss) as presented in OPI's condensed consolidated statements of income (loss). OPI considers these non-GAAP measures to be appropriate supplemental measures of operating performance for a real estate investment trust, or REIT, along with net income (loss). OPI believes these measures provide useful information to investors because by excluding the effects of certain historical amounts, such as depreciation and amortization expense, they may facilitate a comparison of OPI’s operating performance between periods and with other REITs and, in the case of NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI reflecting only those income and expense items that are generated and incurred at the property level may help both investors and management to understand the operations of OPI's properties.

Please see the pages attached hereto for a more detailed statement of OPI’s operating results and financial condition and for an explanation of OPI’s calculation of FFO, Normalized FFO, CAD, NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI and a reconciliation of those amounts to amounts determined in accordance with GAAP.

OPI is a REIT focused on owning, operating and leasing properties primarily leased to single tenants and those with high credit quality characteristics such as government entities. OPI is managed by the majority owned operating subsidiary of The RMR Group Inc. (Nasdaq: RMR), an alternative asset management company that is headquartered in Newton, Massachusetts.

Office Properties Income Trust
Condensed Consolidated Statements of Income (Loss)
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Rental income	$147,572	$145,806	$429,195	$441,294

Expenses:
Real estate taxes	20,067	16,113	52,133	48,701
Utility expenses	7,389	7,564	19,131	19,777
Other operating expenses	26,537	26,366	76,874	78,033
Depreciation and amortization	59,533	62,227	178,991	189,340
Loss on impairment of real estate (1)	(3)	2,954	55,854	2,954
General and administrative (2)	448	7,059	24,690	21,372
Total expenses	113,971	122,283	407,673	360,177

Gain on sale of real estate (3)	36	—	54,154	10,822
Interest and other income	—	2	7	738
Interest expense (including net amortization of debt premiums, discounts and issuance costs of $2,442, $2,477, $7,366 and $7,162, respectively)	(26,929)	(27,097)	(84,728)	(79,461)
Loss on early extinguishment of debt (4)	(2,274)	—	(14,068)	(3,839)
Income (loss) before income tax (expense) benefit and equity in net losses of investees	4,434	(3,572)	(23,113)	9,377
Income tax (expense) benefit	(34)	54	(348)	(220)
Equity in net losses of investees	(688)	(279)	(1,664)	(815)
Net income (loss)	$3,712	$(3,797)	$(25,125)	$8,342

Weighted average common shares outstanding (basic)	48,211	48,132	48,179	48,111
Weighted average common shares outstanding (diluted)	48,244	48,132	48,179	48,111

Per common share amounts (basic and diluted):
Net income (loss)	$0.08	$(0.08)	$(0.52)	$0.17

See Notes on pages 7 and 8.

Office Properties Income Trust
Funds from Operations, Normalized Funds from Operations and Cash Available for Distribution
(amounts in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of FFO, Normalized FFO and CAD (5)(6):
Net income (loss)	$3,712	$(3,797)	$(25,125)	$8,342
Add (less): Depreciation and amortization:
Consolidated properties	59,533	62,227	178,991	189,340
Unconsolidated joint venture properties	745	1,244	2,674	3,722
Loss on impairment of real estate (1)	(3)	2,954	55,854	2,954
Gain on sale of real estate (3)	(36)	—	(54,154)	(10,822)
FFO	63,951	62,628	158,240	193,536
Loss on early extinguishment of debt (4)	2,274	—	14,068	3,839
Estimated business management incentive fees (2)	(6,627)	—	4,484	—
Normalized FFO	59,598	62,628	176,792	197,375
Add (less): Non-cash expenses (7)	433	533	1,236	1,420
Distributions from unconsolidated joint ventures	153	255	459	408
Depreciation and amortization - unconsolidated joint ventures	(745)	(1,244)	(2,674)	(3,722)
Equity in net losses of investees	688	279	1,664	815
Loss on early extinguishment of debt settled in cash	(1,874)	—	(4,374)	(1,138)
Non-cash straight line rent adjustments included in rental income	(3,924)	(3,912)	(13,128)	(12,963)
Lease value amortization included in rental income	447	1,312	1,836	4,149
Net amortization of debt premiums, discounts and issuance costs	2,442	2,477	7,366	7,162
Recurring capital expenditures	(26,341)	(17,771)	(56,817)	(56,040)
CAD (6)	$30,877	$44,557	$112,360	$137,466

Weighted average common shares outstanding (basic)	48,211	48,132	48,179	48,111
Weighted average common shares outstanding (diluted)	48,244	48,132	48,179	48,111

Per common share amounts (basic and diluted):
Net income (loss)	$0.08	$(0.08)	$(0.52)	$0.17
FFO	$1.33	$1.30	$3.28	$4.02
Normalized FFO	$1.24	$1.30	$3.67	$4.10
CAD	$0.64	$0.93	$2.33	$2.86
Distributions declared per share	$0.55	$0.55	$1.65	$1.65

(1)Loss on impairment of real estate for the nine months ended September 30, 2021 represents an adjustment of $55,854 to reduce the carrying value of six properties to their estimated fair values less costs to sell, which includes $45,196 related to three properties containing approximately 2,001 rentable square feet that were sold during the nine months ended September 30, 2021, as well as $10,658 related to three properties containing approximately 448 rentable square feet that were classified as held for sale as of September 30, 2021. Loss on impairment of real estate for the three and nine months ended September 30, 2020 represents an adjustment of $2,954 to reduce the carrying value of four properties to their estimated fair values less costs to sell.

(2)Incentive fees under OPI's business management agreement with The RMR Group LLC are payable after the end of each calendar year, are calculated based on common share total return, as defined, and are included in general and administrative expense in OPI’s condensed consolidated statements of income (loss). In calculating net income (loss) in accordance with GAAP, OPI recognizes estimated business management incentive fee expense, if any, in the first, second and third quarters. Although OPI recognizes this expense, if any, in the first, second and third quarters for purposes of calculating net income (loss), OPI does not include such expense in the calculation of Normalized FFO until the fourth quarter, when the amount of the business management incentive fee expense for the calendar year, if any, is determined. Net income (loss) includes the reversal of $6,627 of previously accrued estimated business management incentive fee expense for the three months ended September 30, 2021 and $4,484 of estimated business management incentive fee expense for the nine months ended September 30, 2021. No estimated business management incentive fee expense was included in net income (loss) for the three and nine months ended September 30, 2020.

(3)Gain on sale of real estate for the three months ended September 30, 2021 represents a $36 net gain on the sale of three properties. Gain on sale of real estate for the nine months ended September 30, 2021 also includes a $54,118 net gain on the sale of two properties recorded during the six months ended June 30, 2021. Gain on sale of real estate for the nine months ended September 30, 2020 represents a $10,822 net gain on the sale of six properties.

(4)Loss on early extinguishment of debt for the three months ended September 30, 2021 includes a prepayment fee and the write off of the unamortized portion of certain discounts related to OPI's redemption of all $300.0 million of its 4.15% senior unsecured notes due 2022. Loss on early extinguishment of debt for the nine months ended September 30, 2021 also includes prepayment fees related to the repayment of one mortgage note, as well as write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt during the six months ended June 30, 2021. Loss on early extinguishment of debt for the nine months ended September 30, 2020 includes prepayment fees related to the repayment of two mortgage notes, write offs of the unamortized portion of certain discounts and issuance costs resulting from the early repayment of debt and a loss related to the settlement of a mortgage note receivable in connection with a property OPI sold in 2016.

(5)OPI calculates FFO and Normalized FFO as shown above. FFO is calculated on the basis defined by The National Association of Real Estate Investment Trusts, which is net income (loss), calculated in accordance with GAAP, plus real estate depreciation and amortization of consolidated properties and its proportionate share of the real estate depreciation and amortization of unconsolidated joint venture properties, but excluding impairment charges on real estate assets and any gain or loss on sale of real estate, as well as certain other adjustments currently not applicable to OPI. In calculating Normalized FFO, OPI adjusts for the other items shown above and includes business management incentive fees, if any, only in the fourth quarter versus the quarter when they are recognized as an expense in accordance with GAAP due to their quarterly volatility not necessarily being indicative of OPI’s core operating performance and the uncertainty as to whether any such business management incentive fees will be payable when all contingencies for determining such fees are known at the end of the calendar year. FFO and Normalized FFO are among the factors considered by OPI’s Board of Trustees when determining the amount of distributions to OPI’s shareholders. Other factors include, but are not limited to, requirements to maintain OPI's qualification for taxation as a REIT, limitations in OPI’s credit agreement and public debt covenants, the availability to OPI of debt and equity capital, OPI’s expectation of its future capital requirements and operating performance and OPI’s expected needs for and availability of cash to pay its obligations. Other real estate companies and REITs may calculate FFO and Normalized FFO differently than OPI does.

(6)OPI calculates CAD as shown above. OPI defines CAD as Normalized FFO minus recurring real estate related capital expenditures and adjusted for other non-cash and non-recurring items plus certain amounts excluded from Normalized FFO but settled in cash. CAD is among the factors considered by OPI's Board of Trustees when determining the amount of distributions to its shareholders. Other real estate companies and REITs may calculate CAD differently than OPI does.

(7)Non-cash expenses include equity based compensation, adjustments recorded to capitalize interest expense and amortization of the liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in The RMR Group Inc., or RMR Inc., common stock in June 2015. This liability is being amortized on a straight line basis through December 31, 2035 as an allocated reduction to business management fee expense and property management fee expense, which are included in general and administrative and other operating expenses, respectively.

Office Properties Income Trust
Calculation and Reconciliation of NOI, Cash Basis NOI, Same Property NOI and
Same Property Cash Basis NOI (1)
(amounts in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Calculation of NOI and Cash Basis NOI:
Rental income	$147,572	$145,806	$429,195	$441,294
Property operating expenses	(53,993)	(50,043)	(148,138)	(146,511)
NOI	93,579	95,763	281,057	294,783
Non-cash straight line rent adjustments included in rental income	(3,924)	(3,912)	(13,128)	(12,963)
Lease value amortization included in rental income	447	1,312	1,836	4,149
Lease termination fees included in rental income	(55)	(2)	(55)	(8)
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(363)	(363)
Cash Basis NOI	$89,926	$93,040	$269,347	$285,598

Reconciliation of Net Income (Loss) to NOI and Cash Basis NOI:
Net income (loss)	$3,712	$(3,797)	$(25,125)	$8,342
Equity in net losses of investees	688	279	1,664	815
Income tax expense (benefit)	34	(54)	348	220
Income (loss) before income tax expense (benefit) and equity in net losses of investees	4,434	(3,572)	(23,113)	9,377
Loss on early extinguishment of debt	2,274	—	14,068	3,839
Interest expense	26,929	27,097	84,728	79,461
Interest and other income	—	(2)	(7)	(738)
Gain on sale of real estate	(36)	—	(54,154)	(10,822)
General and administrative	448	7,059	24,690	21,372
Loss on impairment of real estate	(3)	2,954	55,854	2,954
Depreciation and amortization	59,533	62,227	178,991	189,340
NOI	93,579	95,763	281,057	294,783
Non-cash amortization included in property operating expenses (2)	(121)	(121)	(363)	(363)
Lease termination fees included in rental income	(55)	(2)	(55)	(8)
Lease value amortization included in rental income	447	1,312	1,836	4,149
Non-cash straight line rent adjustments included in rental income	(3,924)	(3,912)	(13,128)	(12,963)
Cash Basis NOI	$89,926	$93,040	$269,347	$285,598

Reconciliation of NOI to Same Property NOI (3) (4):
Rental income	$147,572	$145,806	$429,195	$441,294
Property operating expenses	(53,993)	(50,043)	(148,138)	(146,511)
NOI	93,579	95,763	281,057	294,783
Less: NOI of properties not included in same property results	(8,331)	(10,289)	(22,057)	(33,055)
Same Property NOI	$85,248	$85,474	$259,000	$261,728

Calculation of Same Property Cash Basis NOI (3) (4):
Same Property NOI	$85,248	$85,474	$259,000	$261,728
Add: Lease value amortization included in rental income	603	691	2,005	2,139
Less: Non-cash straight line rent adjustments included in rental income	(3,229)	(4,462)	(13,185)	(12,058)
Lease termination fees included in rental income	(55)	—	(55)	—
Non-cash amortization included in property operating expenses (2)	(105)	(92)	(292)	(275)
Same Property Cash Basis NOI	$82,462	$81,611	$247,473	$251,534
See Notes on page 10.

(1)    The calculations of NOI and Cash Basis NOI exclude certain components of net income (loss) in order to provide results that are more closely related to OPI’s property level results of operations. OPI calculates NOI and Cash Basis NOI as shown above. OPI defines NOI as income from its rental of real estate less its property operating expenses. NOI excludes amortization of capitalized tenant improvement costs and leasing commissions that OPI records as depreciation and amortization expense. OPI defines Cash Basis NOI as NOI excluding non-cash straight line rent adjustments, lease value amortization, lease termination fees, if any, and non-cash amortization included in other operating expenses. OPI calculates Same Property NOI and Same Property Cash Basis NOI in the same manner that it calculates the corresponding NOI and Cash Basis NOI amounts, except that it only includes same properties in calculating Same Property NOI and Same Property Cash Basis NOI. OPI uses NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI to evaluate individual and company-wide property level performance. Other real estate companies and REITs may calculate NOI, Cash Basis NOI, Same Property NOI and Same Property Cash Basis NOI differently than OPI does.
(2)    OPI recorded a liability for the amount by which the estimated fair value for accounting purposes exceeded the price OPI paid for its former investment in RMR Inc. common stock in June 2015. A portion of this liability is being amortized on a straight line basis through December 31, 2035 as a reduction to property management fee expense, which is included in property operating expenses.
(3)    For the three months ended September 30, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since July 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.
(4)    For the nine months ended September 30, 2021 and 2020, Same Property NOI and Same Property Cash Basis NOI are based on properties OPI owned continuously since January 1, 2020, and exclude properties classified as held for sale and properties undergoing significant redevelopment, if any, and three properties owned by two unconsolidated joint ventures in which OPI owns 51% and 50% interests.

Office Properties Income Trust
Condensed Consolidated Balance Sheets
(dollars in thousands, except per share data)
(unaudited)

	September 30,	December 31,
	2021	2020
ASSETS
Real estate properties:
Land	$873,488	$830,884
Buildings and improvements	2,964,277	2,691,259
Total real estate properties, gross	3,837,765	3,522,143
Accumulated depreciation	(459,408)	(451,914)
Total real estate properties, net	3,378,357	3,070,229
Assets of properties held for sale	71,873	75,177
Investments in unconsolidated joint ventures	35,828	37,951
Acquired real estate leases, net	536,772	548,943
Cash and cash equivalents	54,881	42,045
Restricted cash	1,139	14,810
Rents receivable	97,507	101,766
Deferred leasing costs, net	52,182	42,626
Other assets, net	11,339	12,889
Total assets	$4,239,878	$3,946,436

LIABILITIES AND SHAREHOLDERS’ EQUITY
Unsecured revolving credit facility	$—	$—
Senior unsecured notes, net	2,477,730	2,033,242
Mortgage notes payable, net	98,460	169,729
Liabilities of properties held for sale	1,059	891
Accounts payable and other liabilities	126,317	116,480
Due to related persons	12,571	6,114
Assumed real estate lease obligations, net	17,761	10,588
Total liabilities	2,733,898	2,337,044

Commitments and contingencies

Shareholders’ equity:
Common shares of beneficial interest, $.01 par value: 200,000,000 shares authorized, 48,425,924 and 48,318,366 shares issued and outstanding, respectively	484	483
Additional paid in capital	2,616,751	2,615,305
Cumulative net income	158,770	183,895
Cumulative common distributions	(1,270,025)	(1,190,291)
Total shareholders’ equity	1,505,980	1,609,392
Total liabilities and shareholders’ equity	$4,239,878	$3,946,436

Warning Concerning Forward-Looking Statements
This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever OPI uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, “will”, “may” and negatives or derivatives of these or similar expressions, OPI is making forward-looking statements. These forward-looking statements are based upon OPI’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by OPI’s forward-looking statements as a result of various factors. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond OPI's control. For example:

•Mr. Bilotto's statements about OPI's operating results and leasing activity may imply that OPI will continue to have similar and better results and positive leasing activity in future periods. However, OPI's operating results and ability to realize positive leasing activity depend on various factors, including market conditions and tenants' demand for OPI's properties, the timing of lease expirations and OPI's ability to successfully compete for tenants, among other factors. As a result, OPI may not realize better operating results and positive leasing activity and OPI's operating results and leasing activity could decline in the future,

•Mr. Bilotto states that OPI's leasing pipeline remains robust and that OPI is in active discussions with existing and new tenants on more than 3.6 million square feet. These statements may imply that OPI will successfully execute leases for that space on terms that are acceptable to OPI and continue to have positive leasing activity. However, OPI may not be able to successfully negotiate and execute leases for any or all of that space or on any additional space on terms it expects,

•Mr. Bilotto states that OPI raised $750.0 million of senior notes during the quarter and used the proceeds to repay higher interest rate notes and all amounts outstanding under its revolving credit facility, and that as a result, OPI has a strengthened balance sheet, a longer weighted average term to maturity on its debt and more than $800.0 million of total liquidity at quarter end. These statements may imply that OPI will maintain this level of liquidity in the future. However, OPI's liquidity is largely dependent on the availability of funds under its revolving credit facility. OPI's revolving credit facility allows OPI to borrow, repay and reborrow funds under that facility, subject to satisfying conditions. As a result, OPI may, and likely will, borrow funds under its revolving credit facility in the future, which in turn would reduce its liquidity. OPI may use its current liquidity for investments or other business opportunities, which would also reduce its liquidity, and

•OPI has entered into an agreement to sell five properties for a sales price of $56.0 million, excluding closing costs. This transaction is subject to conditions. Those conditions may not be satisfied and this transaction may not occur, may be delayed or the terms may change.

The information contained in OPI’s filings with the SEC, including under “Risk Factors” in OPI’s periodic reports, or incorporated therein, identifies other important factors that could cause OPI’s actual results to differ materially from those stated in or implied by OPI’s forward-looking statements. OPI’s filings with the SEC are available on the SEC's website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, OPI does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.

Contact:
Kevin Barry, Director, Investor Relations
(617) 219-1410

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